Exhibit 4.1

THIS WARRANT AND THE SECURITIES ISSUABLE UPON THE EXERCISE HEREOF HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR UNDER ANY OTHER APPLICABLE SECURITIES LAWS. THEY MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED, HYPOTHECATED, OR OTHERWISE TRANSFERRED WITHOUT COMPLYING WITH THE APPLICABLE PROVISIONS OF THE BYLAWS (AS DEFINED BELOW) AND EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT OR AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT REGISTRATION IS NOT REQUIRED UNDER THE ACT OR UNLESS SOLD PURSUANT TO RULE 144 UNDER THE ACT. THE COMPANY RESERVES THE RIGHT TO REFUSE THE TRANSFER OF THIS WARRANT AND THE SECURITIES ISSUED UPON ITS EXERCISE UNTIL THE CONDITIONS THEREIN, INCLUDING THOSE SET FORTH IN SECTION 9 OF THIS WARRANT, HAVE BEEN FULFILLED WITH RESPECT TO SUCH TRANSFER.

Date of Issuance	Void after
March 17, 2023 (the “Issuance Date”)	March 17, 2028

DANIMER SCIENTIFIC, INC.
WARRANT TO PURCHASE COMMON STOCK

For value received, the receipt and sufficiency of which are hereby acknowledged, this Warrant is issued to Jefferies Funding LLC, a Delaware limited liability company (the “Holder”), by Danimer Scientific, Inc., a Delaware corporation (the “Company”). Capitalized terms used and not defined herein have the meaning ascribed to such terms either in (i) that certain Fourth Amended and Restated Certificate of Incorporation of the Company, dated December 29, 2020 (as amended, restated or otherwise modified from time to time, the “Certificate”), or (ii) those certain Second Amended and Restated Bylaws of the Company, dated January 28, 2022 (as amended, restated or otherwise modified from time to time, the “Bylaws”), as applicable.

1.
Purchase of Common Stock.
(a)
Number of Shares. Subject to the terms and conditions set forth herein, the Holder is entitled, upon exercise of this Warrant in accordance with Section 2 and Section 3 hereof, to purchase from the Company 1,500,000 shares (as adjusted pursuant to Section 7 hereof, the “Warrant Shares”) of the Class A common stock, par value $0.0001 per share, of the Company (“Common Stock”).

(b)
Exercise Price. The purchase price per share for the Warrant Shares issuable pursuant to this Section 1 shall be an amount equal to $7.50. The Warrant Shares and the purchase price of such Warrant Shares shall be subject to adjustment pursuant to Section 7 hereof. Such purchase price, as adjusted from time to time, is herein referred to as the “Exercise Price.”
2.
Exercise Period. This Warrant shall be exercisable, in whole or in part, at any time or from time to time, on or after the date hereof and ending at 5:00 p.m. Eastern Standard Time on March 17, 2028 (the “Exercise Period”, and such later date, the “Expiration Date”).
3.
Method of Exercise.
(a)
While this Warrant remains outstanding and exercisable in accordance with Section 2 above, the Holder may exercise, in whole or in part, at any time or from time to time, the Warrant for all or any part of the Warrant Shares evidenced hereby. Such exercise shall be effected by:
(i)
the surrender of this Warrant, together with a duly executed copy of the Notice of Exercise attached hereto as Exhibit A, to the Secretary of the Company (or its agent) via delivery in accordance with Section 17; and
(ii)
the payment to the Company of an amount equal to the aggregate Exercise Price for the number of Warrant Shares being purchased, either in cash to an account designated in writing by the Company or by instructing the Company to withhold a number of Warrant Shares then issuable upon exercise of this Warrant having an aggregate fair market value as of the Exercise Date pursuant to Section 4 hereof equal to such aggregate Exercise Price.

Notwithstanding the foregoing, or anything else herein to the contrary, if the closing price or last sale price quoted on a Trading Market (as defined below) of a share of Common Stock reported for the trading day immediately preceding the Expiration Date is higher than the Exercise Price, this Warrant shall be deemed to have been automatically exercised in full by the Holder pursuant to Section 4 below immediately prior to the Expiration Date. In the event of a Change of Control in which the consideration to be received by the Company’s shareholders consists solely of cash, solely of Marketable Securities or a combination of cash and Marketable Securities (a “Cash/Public Acquisition,”) which, for the avoidance of doubt shall not include a Change of Control in which the consideration to be received by any of the Company’s shareholders consists of consideration other than cash or Marketable Securities, including an equity rollover, each of the Company and the Holder may elect, by giving notice to the other party within fifteen (15) days prior to such Cash/Public Acquisition, to exchange this Warrant for the kind and amount of cash or Marketable Securities payable at the closing of such Cash/Public Acquisition (the “Sale Consideration”) which the Holder would have received with respect to the shares of Common Stock issuable upon the exercise of this Warrant if the Holder had exercised this Warrant on a cashless basis immediately prior to the occurrence of such Cash/Public Acquisition, and the Company had issued to such Holder a number of Warrant Shares computed using the following formula:

Y (A - B)

X = A

Where

X = The number of Warrant Shares deemed to have been issued to the Holder.

Y = The number of Warrant Shares purchasable under this Warrant or, if only a portion of the Warrant is being exercised, the portion of the Warrant being cancelled (at the date of such calculation).

A = The amount of Sale Consideration payable per share of Common Stock pursuant to the Change of Control, (i) with such amount expressed in U.S. dollars and, if applicable, rounded to the nearest whole cent, and (ii) with any non-cash portion of such Sale Consideration valued at the value attributed thereto in the Change of Control.

B = The lesser of (i) the Exercise Price (as may be adjusted to the date of such calculation) and (ii) the Black Scholes Adjusted Exercise Price.

For the avoidance of doubt, this formula shall only apply in the event of a Cash/Public Acquisition.

(b)
Upon the closing of any Change of Control or any other merger, business combination or consolidation involving the Company that does not amount to a Change of Control (in each case, other than a Cash/Public Acquisition), the acquiring, surviving or successor entity shall assume the obligations of this Warrant, and this Warrant shall thereafter be exercisable for the same securities and/or other property as would have been paid for the Warrant Shares issuable upon exercise of the unexercised portion of this Warrant as if such Warrant was exercised immediately prior to the Change of Control or such other transaction in accordance with this Section 3 and the Warrant Shares were outstanding on and as of the closing of such Change of Control or such other transaction, subject to further adjustment from time to time in accordance with the provisions of this Warrant.
(c)
For purposes of this Warrant:
(i)
“Black Scholes Adjusted Exercise Price” means if the Black Scholes Value Per Unit is greater than the Current Value, the result of (A) the then-current Exercise Price less (B) the result of (1) the Black Scholes Value Per Unit less (2) the Current Value. If the Black Scholes Value Per Unit is equal to or less than the Current Value, there shall be no Black Scholes Adjusted Exercise Price.
(ii)
“Black Scholes Value” means the fair market value of a Warrant on the date of consummation of such Change of Control in accordance with the Black‑Scholes model for valuing options, using (A) a risk free rate equal to the annual yield on the U.S. Treasury security with a maturity date closest to the Expiration Date, as the yield on that security exists as of such date of consummation, (B) a term equal to the time in years (rounded to the nearest 1/1000th of a year) from such date of consummation until the Expiration Date, (C) an assumed volatility based on the 90-day volatility obtained from the HVT function on Bloomberg determined as of the trading day immediately prior to the day of the announcement of the Change of Control, (D)

an underlying security price for the Company’s Common Stock of the value of the consideration received in such Change of Control in respect of each share of Common Stock, and (E) the aggregate number of shares of Common Stock for which such Warrant is then exercisable.
(iii)
“Black Scholes Value Per Unit” means with respect to any Warrants, the Black Scholes Value divided by the number of shares of the Company’s Common Stock for which the applicable Warrant is then exercisable (without giving effect to any reduction due to cashless exercise).
(iv)
“Change of Control” shall mean the occurrence of: (A) a merger, business combination or consolidation of the Company with a third party that is not an affiliate of the Company, following which the shareholders of the Company immediately preceding such merger, business combination or consolidation do not hold, directly or indirectly, a majority of the equity interests of the individual, corporation, partnership, limited liability company, association, trust or any other entity, group (as such term is used in Section 13 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) or organization, including a governmental entity (each, a “Person”) surviving or resulting from such merger, business combination or consolidation; (B) the sale or disposition, whether in a single transaction or a series of related transactions, of all or substantially all of the assets of the Company (together with all of its subsidiaries) to a third party that is not an affiliate of the Company; (C) the sale or disposition to a third party that is not an affiliate of the Company, whether in a single transaction or a series of related transactions, of all or substantially all of the equity interests in the Company (by merger, exchange, consolidation or otherwise), following which the shareholders of the Company immediately preceding such sale or disposition do not hold, directly or indirectly, a majority of the equity interests of the Company or such third party; or (D) the winding up, dissolution or liquidation of the Company.
(v)
“Current Value” means the difference between (A) the sum of the price per share of the Company’s Common Stock being offered in cash in the applicable Change of Control (if any) plus the fair market value of the non-cash consideration being offered with respect to each share of Common Stock in the applicable Change of Control (if any); and (B) the then current Exercise Price per share of Common Stock.
(vi)
“Marketable Securities” means securities meeting all of the following requirements: (A) the issuer thereof is then subject to the reporting requirements of Section 13 or Section 15(d) of the Exchange Act and is then current in its filing of all required reports and other information under the Act and the Exchange Act; (B) the class and series of shares or other security of the issuer that would be received by Holder in connection with the Change of Control were Holder to exercise this Warrant on or prior to the closing thereof is then traded in a Trading Market, and (C) following the closing of such Change of Control, Holder would not be restricted from publicly re-selling all of the issuer’s shares and/or other securities that would be received by Holder in such Change of Control were Holder to exercise this Warrant in full on or prior to the closing of such Change of Control, except to the extent that any such restriction (x) arises solely under federal or state securities laws, rules or regulations or (y) does not extend beyond eighteen (18) months from the closing of such Change of Control.

(d)
Each exercise of this Warrant shall be deemed to have been effected immediately prior to the close of business on the day (i) on which the Notice of Exercise is deemed to be delivered pursuant to Section 17 to the Company as provided in Section 3(a) and payment has been made as provided in Section 3(a)(ii) or (ii) if a later date is specified in the Notice of Exercise, such later date (each such date, an “Exercise Date”). At such time, the person or persons in whose name or names any certificate (or evidence of book-entry issuance) for the Warrant Shares shall be issuable upon such exercise as provided in Section 3(e) below (if any) shall be deemed to have become the holder or holders of record of the Warrant Shares represented by such certificate (or book-entry issuance). At the option of the Holder, exercise of this Warrant may be conditional upon consummation or effectiveness of the event giving rise to the ability to exercise this Warrant.
(e)
As soon as practicable after the exercise of this Warrant in whole or in part, but in any event within five (5) business days, the Company at its expense will cause to be issued in the name of, and delivered to, the Holder, or as such Holder (upon payment by such Holder of any applicable transfer taxes) may direct:
(i)
a certificate or certificates (or, if the Warrant Shares are uncertificated, then evidence of the book-entry issuance) for the number of Warrant Shares to which such Holder or other person(s) designated by the Holder shall be entitled, and
(ii)
in case such exercise is in part only, a new warrant or warrants (dated the date hereof) substantially identical in form hereto, calling in the aggregate on the face or faces thereof for the number of Warrant Shares equal to the number of such Warrant Shares called for on the face of this Warrant minus the number of Warrant Shares purchased by the Holder upon all exercises made in accordance with Section 3(a) above or Section 4 below.
(f)
The Company will pay all documentary stamp or other issuance taxes, if any, attributable to the issuance of Warrant Shares upon the exercise of this Warrant; provided, however, that the Company shall not be required to pay any income taxes, capital gains taxes, withholding taxes (including without limitation any amounts required to be withheld under Section 1446(f) of the Internal Revenue Code, or any corresponding provisions of state or local tax law), or tax or taxes which may be payable in respect of any transfer involved in the issue or delivery of any Warrants or Warrant certificates (or evidence of book-entry issuances) or Warrant Shares in a name other than that of the then Holder as reflected upon the books of the Company.
4.
Net Exercise. In lieu of exercising this Warrant for cash, the Holder may elect to receive Common Stock equal to the value of this Warrant (or the portion thereof being exercised) by exercise of this Warrant in accordance with Section 3 (a “Net Exercise”). A Holder who Net Exercises shall have the rights described in Section 3 hereof, and the Company shall issue to such Holder a number of Warrant Shares computed using the following formula:

Y (A - B)

X = A

Where

X = The number of Warrant Shares to be issued to the Holder.

Y = The number of Warrant Shares purchasable under this Warrant or, if only a portion of the Warrant is being exercised, the portion of the Warrant being cancelled (at the date of such calculation).

A = The fair market value of one (1) Warrant Share (at the date of such calculation).

B = The Exercise Price (as adjusted to the date of such calculation).

For purposes of this Section 4, the fair market value of a Warrant Share shall mean (i) if shares of Common Stock are then traded or quoted on a nationally recognized securities exchange, inter-dealer quotation system or over-the-counter market (a “Trading Market”), the closing price or last sale price of a share of Common Stock reported for the business day immediately before the date of determination (which, for the avoidance of doubt, in the case of a cashless exercise pursuant to this Section 4, shall be the date on which the Holder delivers its Notice of Exercise to the Company) or (ii) if shares of Common Stock are not then traded in a Trading Market, the value determined in good faith by the Board of Directors of the Company (the “Board”); provided, that if the Holder disagrees with the fair market value as determined by the Board, the Holder may require a determination of the fair market value to be made by a nationally recognized investment banking, accounting or valuation firm that is not affiliated with the Holder and which is mutually-agreed upon by the Company and the Holder, in which case, the determination of such firm shall be final and conclusive. If this Warrant is exercised in connection with a Change of Control, the fair market value per Warrant Share shall be the consideration to be paid or distributed in respect of a share of Common Stock of the Company in connection with such Change of Control.

5.
Investment Representations. The Holder represents and warrants to the Company as follows:
(a)
Investment. It is acquiring this Warrant, and (if and when it exercises this Warrant) it will acquire the Warrant Shares, for its own account for investment and not with a view to, or for sale in connection with, any distribution thereof, nor with any present intention of distributing or selling the same; and the Holder has no present or contemplated agreement, undertaking, arrangement, obligation, indebtedness or commitment providing for the disposition thereof.
(b)
Accredited Investor. The Holder is an “accredited investor” as defined in Rule 501(a) under the Act.
(c)
Experience. The Holder has made such inquiry concerning the Company and its business and personnel as it has deemed appropriate; and the Holder has sufficient knowledge and experience in finance and business that it is capable of evaluating the risks and merits of its investment in the Company.
(d)
Private Issue. The Holder understands (i) that neither the Warrant nor the Warrant Shares issuable upon exercise of the Warrant are registered under the Act or qualified under applicable state securities laws on the ground that the issuance contemplated by this Warrant will be exempt from the registration and qualification requirements thereof, and (ii) that the Company’s reliance on such exemption is predicated on the representations set forth in this Section 5.
(e)
No Rights as Stockholder. The Holder acknowledges that the Warrant does not entitle the Holder to any of the rights of a stockholder of the Company, including, without limitation, the right to receive dividends, or other distributions, exercise any preemptive rights to vote or to consent or to receive notice as a stockholder in respect of the meetings of stockholders or the election of directors of the Company or any other matter.
6.
Covenants and Representations of the Company.
(a)
Notices of Record Date. In the event of any taking by the Company of a record of the holders of any class of shares for the purpose of determining the holders thereof who are entitled to receive any dividend (other than a cash dividend which is the same as cash dividends paid in previous quarters or a stock dividend) or other distribution, the Company shall mail to the Holder, at least ten (10) days prior to such record date, a notice specifying the date on which any such record is to be taken for the purpose of such dividend or distribution. At least ten (10) days prior to any voluntary or involuntary liquidation, dissolution or winding up of the Company or Change of Control, the Company shall provide written notice thereof to the Holder.
(b)
Covenants as to Exercise of Shares. Except as set forth on Schedule 6(b):
(i)
The Company covenants and agrees that the Warrant Shares that may be issued upon the exercise of the rights represented by this Warrant will, upon issuance in accordance with the terms hereof, be validly issued and outstanding, and free from all taxes, liens and charges with respect to the issuance thereof.
(ii)
The Company will at all times reserve and keep available, solely for issuance and delivery upon the exercise of this Warrant, such number of shares of Common Stock and other securities, cash and/or property, as from time to time shall be issuable upon the exercise of this Warrant. If at any time during the Exercise Period the number of shares of Common Stock permitted under the Certificate shall not be sufficient to permit exercise of this Warrant, the Company will take all corporate action as may be necessary or appropriate, in the opinion of its counsel, to validly and legally issue Common Stock upon the exercise of this Warrant.
(iii)
The Company will use commercially reasonable efforts to ensure that all such Warrant Shares are issued without violation by the Company of any applicable law or governmental regulation or any requirements of any domestic securities exchange upon which such shares of Common Stock or other securities constituting Warrant Shares may be listed at the time of such exercise (except for official notice of issuance which will be immediately delivered by the Company upon each such issuance).
(c)
No Impairment. Except and to the extent waived or consented to by the Holder or as required by law or by an order of a court, the Company will not, by amendment of its

Certificate or Bylaws or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of capital stock or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Company, but will at all times in good faith assist in the carrying out of all the provisions of this Warrant and in the taking of all such action as may be necessary or appropriate in order to protect the exercise rights of the Holder against impairment.
(d)
Representations of the Company. The Company represents and warrants that all corporate actions on the part of the Company, its officers, directors and stockholders necessary for the sale and issuance of this Warrant have been taken.
7.
Adjustment of Exercise Price and Number of Warrant Shares. The number and kind of Warrant Shares purchasable upon exercise of this Warrant and the Exercise Price shall be subject to adjustment from time to time as follows:
(a)
Subdivisions, Combinations and Other Issuances. If the Company shall at any time during the Exercise Period subdivide its Common Stock, by split‑up or otherwise, or combine its Common Stock, or issue Common Stock (including any right, option, warrant or other security or evidence of indebtedness in each case convertible into, or exercisable or exchangeable for, directly or indirectly, any Common Stock or other equity or voting interest issued by the Company that is convertible into, or exercisable or exchangeable for, directly or indirectly, Common Stock of the Company (“Convertible Securities”)) as a dividend or distribution with respect to any of the equity interests of the Company, the number of Warrant Shares issuable on the exercise of this Warrant shall forthwith be proportionately increased in the case of a subdivision or equity interest distribution, or proportionately decreased in the case of a combination. Appropriate adjustments shall also be proportionately made to the Exercise Price payable per share, but the aggregate Exercise Price payable for the total number of Warrant Shares purchasable under this Warrant (as adjusted) shall remain the same. Any adjustment under this Section 7(a) shall become effective at the close of business on the date the subdivision or combination becomes effective, or as of the record date of such dividend or distribution, or if no record date is fixed, upon the making of such dividend or distribution.
(b)
Reclassification, Reorganization and Consolidation. In case of any reclassification, capital reorganization or recapitalization of the equity interests of the Company (other than as a result of a subdivision, combination or equity interest dividend provided for in Section 7(a) above), then lawful provision shall be made, and duly executed documents evidencing the same from the Company or its successor shall be delivered to the Holder, so that the Holder shall have the right at any time prior to the expiration of this Warrant to purchase, at a total price equal to that payable upon the exercise of this Warrant, the kind and amount of capital stock and other securities or property receivable in connection with such reclassification, reorganization or recapitalization by a holder of the same number and type of securities as were purchasable as Warrant Shares by the Holder immediately prior to such reclassification, reorganization or recapitalization. In any such case appropriate provisions shall be made with respect to the rights and interest of the Holder so that the provisions hereof shall thereafter be applicable with respect to any capital stock or other securities or property deliverable upon exercise hereof, and appropriate adjustments shall be made to the Exercise Price per Warrant Share payable hereunder, provided that the aggregate Exercise Price shall remain the same. Notwithstanding anything to the contrary contained herein, with respect to any corporate event or other transaction contemplated by the provisions of this Section 7(b), the Holder shall have the right to elect, within fifteen (15) days prior to the consummation of any Cash/Public Acquisition, to give effect to the exercise rights contained in Section 3(a) instead of giving effect to the provisions contained in this Section 7(b) with respect to this Warrant.
(c)
Other Dividends and Distributions. If the Company, at any time after the issuance of this Warrant, makes or declares, or fixes a record date (or a record date otherwise occurs) for the determination of holders of shares of Common Stock entitled to receive, a dividend or any other distribution payable in securities of the Company (other than a dividend or distribution of Common Stock or Convertible Securities convertible into or exchangeable for Common Stock), cash or other property, then, and in each such event, at the option of the Company, exercised by delivery of notice to the Holder, provision will be made so that the Holder will receive upon exercise of the Warrant, in addition to the number of Warrant Shares receivable thereupon, the kind and amount of securities of the Company, cash or other property which the Holder would have been entitled to receive had the Warrant been exercised in full into Warrant Shares on the date of such event (and the record date therefor) and had the Holder thereafter, during the period from the date of such event to and including the Exercise Date, retained such securities, cash or other property receivable by them during such period, giving application to all adjustments called for during such period with respect to the rights of the Holder; provided that no such provision shall be made if the Holder receives, simultaneously with the distribution to the holders of shares of Common Stock, a dividend or other distribution of such securities, cash or other property in an amount equal to the amount of such securities, cash or other property as the Holder would have received if the Warrant had been exercised in full into Warrant Shares on the date of such event.
(d)
Notice of Adjustment. When any adjustment is required to be made in the number or kind of shares purchasable upon exercise of the Warrant, or in the Exercise Price, the Company shall promptly notify the Holder of such event and of the number of Warrant Shares or other securities or property thereafter purchasable upon exercise of this Warrant.
(e)
Certificate as to Adjustments. Upon the occurrence of each adjustment or readjustment of the Exercise Price pursuant to this Section 7, the Company at its expense shall, as promptly as reasonably practicable but in any event not later than 30 days thereafter, compute such adjustment or readjustment in accordance with the terms hereof and furnish to the Holder a certificate (or evidence of book-entry) setting forth such adjustment or readjustment (including the kind and amount of securities for which this Warrant shall be exercisable and the Exercise Price) and showing in reasonable detail the facts upon which such adjustment or readjustment is based. The Company shall, as promptly as reasonably practicable after the written request at any time of the Holder (but in any event not later than 30 days thereafter), furnish or cause to be furnished to the Holder a certificate (or evidence of book-entry) setting forth (i) the Exercise Price then in effect and (ii) the number of Warrant Shares and the amount, if any, of other securities which then would be received upon the exercise of this Warrant.
(f)
Certain Events. If any event of the type contemplated by this Section 7 but not expressly provided for by this Section 7 (including the granting of stock appreciation rights,

phantom stock rights or other rights with equity features) occurs pursuant to which the Company grants such other rights with equity features to all stockholders, then the Company and the Holder will jointly determine in good faith an appropriate adjustment in the number of Warrant Shares issuable upon exercise of this Warrant so as to protect the rights of the Holder in a manner consistent with this Section 7.
8.
No Fractional Shares or Scrip. No fractional shares or scrip representing fractional shares shall be issued upon the exercise of this Warrant, but in lieu of such fractional shares the Company shall, at its election, make a cash payment therefor on the basis of the Exercise Price then in effect, or round up the number of shares.
9.
Transfer of Warrant.
(a)
Subject to the transfer conditions referred to in the legend endorsed hereon and the provisions of this Section 9, this Warrant and all rights hereunder may be transferred or assigned in whole or in part by the Holder at any time without the consent of the Company, provided that such transfer is in compliance with applicable federal and state securities laws by the transferor. Any transferee of this Warrant or any portion hereof, by their acceptance of this Warrant, is deemed to agree to be bound by the terms and conditions of this Warrant, including, without limitation, the representations and warranties of the Holder in Section 5. The Company shall not require Holder to provide an opinion of counsel if the transfer is to an affiliate of Holder, provided that any such transferee is an “accredited investor” as defined in Regulation D promulgated under the Act. Additionally, the Company shall also not require an opinion of counsel if there is no material question as to the availability of Rule 144 promulgated under the Act.
(b)
Subject to the provisions of Section 9(a) and upon providing the Company with written notice, Holder may transfer all or part of this Warrant or the Warrant Shares to any transferee, provided, however, in connection with any such transfer, Holder will give the Company notice of the portion of this Warrant and/or Warrant Shares being transferred with the name and address of the transferee and Holder will surrender this Warrant to the Company for reissuance to the transferee(s) (and Holder if applicable); provided, further, that the transferee shall execute a counterpart signature page hereto as the Holder, and such transferee shall thereby be bound by, and subject to, all of the terms and conditions of this Warrant.
(c)
To the extent certificated, each certificate representing the Warrant Shares shall bear a legend substantially in the following form:

“THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO, AND MAY NOT BE TRANSFERRED, SOLD, ASSIGNED, PLEDGED, ENCUMBERED, HYPOTHECATED OR OTHERWISE DISPOSED OF (“TRANSFERRED”) WITHOUT COMPLYING WITH, THE PROVISIONS OF THE SECOND AMENDED AND RESTATED BY LAWS OF DANIMER SCIENTIFIC, INC. (THE “COMPANY”), DATED AS OF JANUARY 28, 2022, AS THEY MAY BE AMENDED, RESTATED OR OTHERWISE

MODIFIED FROM TIME TO TIME, A COPY OF WHICH IS ON FILE WITH THE COMPANY. IN ADDITION TO THE RESTRICTIONS ON TRANSFER, NO TRANSFER OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE MAY BE MADE EXCEPT (A) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND THE RULES AND REGULATIONS IN EFFECT THEREUNDER (THE “ACT”), AND ALL APPLICABLE STATE SECURITIES LAWS OR (B) IF SUCH TRANSFER IS PURSUANT TO AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE ACT.”

To the extent certificated, the first legend above shall be removed from the certificates representing any Warrant Shares, at the request of the holder thereof, at such time as the Warrant Shares become eligible for resale pursuant to Rule 144(b)(1)(i) under the Act.

10.
Registration Rights.
(a)
Shelf Registration.
(i)
If, following the date of this Warrant, the Company shall file a registration statement on Form S-3 for the sale of shares of Common Stock on a delayed or continuous basis, such registration statement shall cover the resale of the Warrant Shares underlying the Warrants (collectively, the “Registrable Securities”).
(ii)
The Company shall bear all fees and expenses attendant to the registration of the Registrable Securities pursuant to Section 10(a)(i).
(b)
“Piggy-Back” Registration.
(i)
In addition to the right described in Section 10(a)(i) hereof, the Holder shall have the right to include the Registrable Securities as part of any other registration of securities filed by the Company (other than in connection with a transaction contemplated by Rule 145(a) promulgated under the Act or pursuant to Form S-4 or Form S-8 or any equivalent form); provided, however, that if, solely in connection with any primary underwritten public offering for the account of the Company, the managing underwriter(s) thereof shall, in its reasonable discretion, impose a limitation on the number of Registrable Securities that may be included in the registration statement because, in such underwriter(s)’ judgment, marketing or other factors dictate such limitation is necessary to facilitate public distribution, then the Company shall be obligated to include in such registration statement only such limited portion of the Registrable Securities with respect to which the Holder requested inclusion hereunder as the underwriter shall reasonably permit. Any exclusion of Registrable Securities shall be made pro rata among the Holders seeking to include Registrable Securities in proportion to the number of Registrable Securities sought to be included by such Holders; provided, however, that in the event such underwriter has imposed any limitation on the number of shares to be included in such offering, then the Company shall exclude any Registrable Securities included in such offering first, before excluding any other shares from such offering.

(ii)
The Company shall bear all fees and expenses attendant to registering the Registrable Securities pursuant to Section 10(b)(i) hereof, but the Holders shall pay any and all underwriting discounts and commissions and the expenses of any legal counsel selected by the Holders to represent them in connection with the sale of the Registrable Securities. In the event of such a proposed registration, the Company shall furnish the then Holders of outstanding Registrable Securities with not less than ten (10) business days written notice prior to the proposed date of filing of such registration statement. The holders of the Registrable Securities shall exercise the “piggy-back” rights provided for herein by giving written notice within seven (7) business days of the receipt of the Company’s notice of its intention to file a registration statement. Except as otherwise provided in this Warrant, there shall be no limit on the number of times the Holder may request registration under this Section 10(b); provided, however, that such registration rights shall terminate on the earlier to occur of (i) when the Registrable Securities are eligible for sale under Rule 144 and (ii) at such time as all Registrable Securities have been sold by the Holder.
11.
Certain Tax Matters. The debt instrument created pursuant to the Financing Agreement by and among the Company, each guarantor from time to time party thereto, the lenders from time to time party thereto, and U.S. Bank Trust Company, National Association and its permitted successors, as administrative agent and collateral agent, dated as of even date herewith (the “Financing Agreement”), and the Warrant constitute an “investment unit” for purposes of Section 1273(c)(2) of the Code and Treasury Regulation Section 1.1273-2(h). Based on an allocation of the respective fair market values of such debt instrument and the Warrant, the parties hereto agree that the fair market value and purchase price of the Warrant is $0, and the issue price of such debt instrument (after taking into account any closing fee and other adjustments) is $0. Each of the parties agree not to take a position inconsistent with this Section 11, including the filing of any tax and other information return, unless there is a determination within the meaning of Section 1313 of the Internal Revenue Code to the contrary.
12.
Governing Law. This Warrant shall be governed by and construed under the laws of the State of Delaware.
13.
CONSENT TO JURISDICTION. ALL JUDICIAL PROCEEDINGS ARISING OUT OF OR RELATING HERETO, MAY BE BROUGHT IN ANY STATE OR FEDERAL COURT OF COMPETENT JURISDICTION IN THE STATE OF DELAWARE. BY EXECUTING AND DELIVERING THIS WARRANT, EACH PARTY HERETO, FOR ITSELF AND IN CONNECTION WITH ITS PROPERTIES, IRREVOCABLY (A) ACCEPTS GENERALLY AND UNCONDITIONALLY THE EXCLUSIVE JURISDICTION AND VENUE OF SUCH COURTS; (B) WAIVES ANY DEFENSE OF FORUM NON CONVENIENS; AND (C) AGREES THAT SERVICE OF ALL PROCESS IN ANY SUCH PROCEEDING IN ANY SUCH COURT MAY BE MADE BY REGISTERED OR CERTIFIED MAIL, RETURN RECEIPT REQUESTED, TO THE APPLICABLE PARTY AT ITS ADDRESS PROVIDED IN ACCORDANCE WITH SECTION 17 AND TO ANY PROCESS AGENT SELECTED IN ACCORDANCE WITH THE TERMS OF THIS AGREEMENT IS SUFFICIENT TO CONFER PERSONAL JURISDICTION OVER THE APPLICABLE PARTY IN ANY SUCH

PROCEEDING IN ANY SUCH COURT, AND OTHERWISE CONSTITUTES EFFECTIVE AND BINDING SERVICE IN EVERY RESPECT.
14.
WAIVER OF JURY TRIAL. EACH OF THE PARTIES HERETO HEREBY AGREES TO WAIVE ITS RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING HEREUNDER OR ANY DEALINGS BETWEEN THEM RELATING TO THE SUBJECT MATTER OF THIS WARRANT. THE SCOPE OF THIS WAIVER IS INTENDED TO BE ALL ENCOMPASSING OF ANY AND ALL DISPUTES THAT MAY BE FILED IN ANY COURT AND THAT RELATE TO THE SUBJECT MATTER OF THIS TRANSACTION, INCLUDING CONTRACT CLAIMS, TORT CLAIMS, BREACH OF DUTY CLAIMS AND ALL OTHER COMMON LAW AND STATUTORY CLAIMS. EACH PARTY HERETO ACKNOWLEDGES THAT THIS WAIVER IS A MATERIAL INDUCEMENT TO ENTER INTO A BUSINESS RELATIONSHIP, THAT EACH HAS ALREADY RELIED ON THIS WAIVER IN ENTERING INTO THIS AGREEMENT, AND THAT EACH WILL CONTINUE TO RELY ON THIS WAIVER IN ITS RELATED FUTURE DEALINGS. EACH PARTY HERETO FURTHER WARRANTS AND REPRESENTS THAT IT HAS REVIEWED THIS WAIVER WITH ITS LEGAL COUNSEL AND THAT IT KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL. THIS WAIVER IS IRREVOCABLE, MEANING THAT IT MAY NOT BE MODIFIED EITHER ORALLY OR IN WRITING (OTHER THAN BY A MUTUAL WRITTEN WAIVER SPECIFICALLY REFERRING TO THIS SECTION 14 AND EXECUTED BY EACH OF THE PARTIES HERETO), AND THIS WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS HERETO. IN THE EVENT OF LITIGATION, THIS WARRANT MAY BE FILED AS A WRITTEN CONSENT TO A TRIAL BY THE COURT.
15.
Successors and Assigns. The terms and provisions of this Warrant shall inure to the benefit of, and be binding upon, the Company and the holders hereof and their respective successors and permitted assigns.
16.
Titles and Subtitles. The titles and subtitles used in this Warrant are used for convenience only and are not to be considered in construing or interpreting this Warrant.
17.
Notices. All notices and other communications given or made pursuant hereto shall be in writing and shall be deemed effectively given: (a) upon personal delivery to the party to be notified, (b) when sent by confirmed electronic mail if sent during normal business hours of the recipient, and if not so confirmed, then on the next business day, (c) five (5) days after having been sent by registered or certified mail, return receipt requested, postage prepaid, or (d) one (1) day after deposit with a nationally recognized overnight courier, specifying next day delivery, with written verification of receipt. All communications shall be sent to the respective parties at the following addresses (or at such other addresses as shall be specified by notice given in accordance with this Section 17):

If to the Company:

Danimer Scientific, Inc.

140 Industrial Boulevard

Bainbridge, Georgia 39817

Attention: Stephen E. Croskrey, CEO; Michael A. Hajost, CFO

Email: croskrey@danimer.com; mhajost@danimer.com

with a copy to:

Kane Kessler, P.C.

600 Third Avenue

35th FL

New York, NY 10016-1901
Attention: Robert L. Lawrence, Esq.

Email: rlawrence@kanekessler.com

If to Holder:

Jefferies Funding LLC

520 Madison Avenue

New York, NY 10002
Attn: General Counsel

with a copy to:

Milbank LLP

2029 Century Park East, Suite 3300

Los Angeles, CA 90067
Attention: Eric Reimer

Email: ereimer@milbank.com

18.
Amendments and Waivers. Any term of this Warrant may be amended and the observance of any term of this Warrant may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of the Company and the Holder.
19.
Severability. If any provision of this Warrant is held to be unenforceable under applicable law, such provision shall be excluded from this Warrant and the balance of the Warrant shall be interpreted as if such provision were so excluded and shall be enforceable in accordance with its terms.
20.
Loss or Destruction of Warrant. Subject to the terms and conditions hereof, upon receipt by the Company of evidence reasonably satisfactory to it of the loss, theft, destruction or mutilation of this Warrant and, in the case of loss, theft or destruction, of such bond or indemnification as the Company may reasonably require, and, in the case of such mutilation, upon surrender and cancellation of this Warrant, the Company will execute and deliver a new Warrant substantially identical in form hereto.
21.
Signatures. This Warrant may be executed by pdf signature.

[Signature Page Follows]

IN WITNESS WHEREOF, the Company has executed this Warrant as of the date above written.

DANIMER SCIENTIFIC, INC.

By: /s/ Michael A. Hajost
 Name: Michael A. Hajost

Title: Chief Financial Officer

AGREED AND ACCEPTED:

JEFFERIES FUNDING LLC

By: /s/ Mark Sahler
Name: Mark Sahler

Title: Managing Director

[Signature Page to Warrant Agreement]

Exhibit A

NOTICE OF EXERCISE

To:_________________ Dated:____________

The undersigned, pursuant to the provisions set forth in the attached Warrant, hereby elects to purchase:

____ shares of Common Stock of Danimer Scientific, Inc. covered by such Warrant.

The undersigned herewith makes payment of the full purchase price for such Common Stock at the price per share provided for in such Warrant by providing a check or wire in the amount of $______ in lawful money of the United States.

Signature: ______________________

Address: _______________________

_______________________